EXHIBIT 21.0

SUBSIDIARIES OF GALLAGHER

In the following list of subsidiaries of Gallagher, those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher & Co. (Registrant)	Delaware
Arthur J. Gallagher & Co. (Illinois)	Illinois
Arthur J. Gallagher & Co. of Oklahoma, Inc.	Oklahoma
Arthur J. Gallagher Risk Management Services, Inc.	Illinois
Arthur J. Gallagher & Co. of Wisconsin, Inc.	Wisconsin
Arthur J. Gallagher & Co. of Pennsylvania, Inc.	Pennsylvania
Gallagher Captive Services, Inc.	Delaware
Arthur J. Gallagher & Co.—Chicago Metro	Illinois
Arthur J. Gallagher & Co. (St. Louis)	Delaware
Gallagher Holt, Inc.	Texas
Arthur J. Gallagher, Inc.	Texas
Arthur J. Gallagher & Co. of Texas, Inc.	Texas
Arthur J. Gallagher & Co. (Florida)	Florida
Arthur J. Gallagher & Co. of New York, Inc.	New York
Colonial Alternative Risk Services, Inc.	New York
Arthur J. Gallagher & Co. Ohio Agency, Inc.	Ohio
Risk Placement Services, Inc.	Illinois
Risk Placement Services of Texas, Inc.	Texas
Risk Placement Services of Arkansas, Inc.	Arkansas
Risk Placement Insurance Services of Massachusetts, Inc.	Massachusetts
Risk Placement Services of Louisiana, Inc.	Louisiana
Risk Placement Services of Pennsylvania, Inc.	Pennsylvania
Risk Placement Services of New York, Inc.	New York
Arthur J. Gallagher & Co.—Greenville	South Carolina
Arthur J. Gallagher and Co. of Massachusetts, Inc.	Massachusetts
Gallagher Insurance Advisors, Inc.	Massachusetts
Arthur J. Gallagher & Co. of Rhode Island, Inc.	Rhode Island
Arthur J. Gallagher International, Inc.	Delaware
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Intermediaries (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Gallagher Captive Services (Cayman) Limited	Cayman Islands
Scholastic Risk Services Limited	Bermuda
Artex Insurance Company Ltd(1)	Bermuda
Artex Underwriting Managers Ltd	Bermuda
Protected Insurance Company	Bermuda
Arthur J. Gallagher & Co.—Little Rock	Arkansas
Arthur J. Gallagher & Co. of Georgia, Inc.	Georgia
Arthur J. Gallagher (UK) Limited	England
Risk Management Partners Ltd.	England
John Plumer & Company Limited	England
Morgan Insurance Services Limited	England
MRS Holdings Limited	England
Morgan Read & Sharman Limited	England
Arthur J. Gallagher Asia Pte Ltd(2)	Singapore
Arthur J. Gallagher Asia Limited	Hong Kong
Arthur J. Gallagher (L) BHD	Malaysia

Name	State or Other Jurisdiction of Incorporation
Gallagher Bassett Services, Inc.	Delaware
Gallagher Bassett of New York, Inc.	New York
Gallagher Bassett International Ltd.	Delaware
Gallagher Bassett International Ltd. (UK)	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Benefit Administrators, Inc.	Illinois
Gallagher Bassett Investigative Services, Inc.	Delaware
Wyatt Gallagher Bassett Pty Ltd	Australia
Wyatt Gallagher Bassett Workers Compensation Victoria Pty Ltd	Australia
Gallagher Bassett International S.A.	France
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
Arthur J. Gallagher & Co. of Connecticut, Inc.	Connecticut
Craig M. Ferguson & Co., Inc.	Connecticut
C. W. Excess Incorporated	New York
Arthur J. Gallagher & Co.—Denver	Colorado
Arthur J. Gallagher & Co. of Michigan, Inc.	Michigan
Arthur J. Gallagher & Co. of Washington, Inc.	Washington
Gallagher Louisiana, Inc.	Louisiana
Arthur J. Gallagher of Louisiana, Inc.	Louisiana
Arthur J. Gallagher & Co. of Mississippi, Inc.	Mississippi
Arthur J. Gallagher & Co.—Kansas City, Inc.	Missouri
IMC Insurance Management Corporation	Missouri
IMC Services Corporation	Missouri
Arthur J. Gallagher & Co. of New Jersey, Inc.	New Jersey
Arthur J. Gallagher & Co. Ohio Life Agency, Inc.	Ohio
Gallagher Pipino, Inc.	Ohio
Arthur J. Gallagher & Co. of Minnesota, Inc.	Minnesota
Risk Placement Services of Arizona, Inc.	Arizona
AJG Financial Services, Inc.	Delaware
AJG Capital, Inc.(3)	Illinois
Aviacargo Leasing Limited	Ireland
AJG Investments, Inc.	Delaware
AJG Premium Finance, Inc.	Illinois
AJG Coal, Inc.	Delaware
AJG Coal Indiana LLC	Indiana
Lamberson Koster & Company	California
Arthur J. Gallagher & Co. of Tennessee, Inc.	Tennessee
Arthur J. Gallagher & Co. of Kentucky, Inc.	Kentucky
Gallagher Benefit Services, Inc.	Delaware
Gallagher Benefit Services of Michigan, Inc.	Michigan
Gallagher Benefit Services of the Carolinas, Inc.	North Carolina
Gallagher Benefit Services of Colorado, Inc.	Colorado
Gallagher Benefit Services of Kansas City, Inc.	Delaware
Gallagher Benefit Services of New York, Inc.	New York
Gallagher Benefit Services of Texas, Inc.	Texas
Gallagher Benefit Services of Washington, D.C.	Delaware
GBS Retirement Services, Inc.	New York
Gallagher Benefit Services of Alabama, Inc.	Alabama
GBS Insurance and Financial Services, Inc.	Delaware
GBS Administrators, Inc.	Washington
Gallagher Loss Control Services, Inc.	Tennessee
Arthur J. Gallagher Service Company	Delaware

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher Australasia Pty Ltd.	Australia
Arthur J. Gallagher Australia Pty Ltd	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd	Australia
AJG Two Pierce, Inc.	Delaware
Gallagher RE, Inc.	Delaware
Gallagher Healthcare Insurance Services, Inc.	Texas
Gallagher Healthcare Insurance Services of Kansas City, LLC(4)	Missouri
Specialty Catastrophe Services, Inc.	New Jersey
Manning & Smith Insurance, Inc.	Kansas
Arthur J. Gallagher & Co. of Iowa, Inc.	Iowa
Connor Hale Kerslake Limited	England

(1)	76% of the Common Stock of this subsidiary is owned by two third parties.

(2)	49% of the Common Stock of this subsidiary is owned by two third parties.

(3)	10% of the Common Stock of this subsidiary is owned by an unrelated party.

(4)	49% of the Common Stock of this subsidiary is owned by a third party.

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